                             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 30 to Registration Statement No. 33-28598 on Form N-1A
of our report dated November 14, 2007, relating to the financial statements and financial highlights of
Oppenheimer Strategic Income Fund appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting
Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
December 26, 2007